SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     December 10, 2001

AVNET, INC.

(Exact name of Registrant as Specified in its Charter)

New York	1-4224	11-1890605

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2211 South 47th Street, Phoenix, Arizona		85034

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code — (480) 643-2000

Not Applicable

(Former Name or Former Address if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

(a) Inapplicable

(b) Inapplicable.

(c) Exhibits:

99. Press Release of Avnet, Inc. dated December 10, 2001

Item 9. Regulation F-D Disclosure.

The press release of Avnet, Inc. issued on December 10, 2001 is being filed as Exhibit 99 hereto.

Management of Avnet, Inc. may, from time to time, comment on expectations concerning Avnet’s future financial performance during discussions with investors, the media, investment analysts, and others. To the extent management’s expectations differ during those discussions from the comments made by management in Avnet’s conference calls, such new expectations will be posted on the Investor Relations home page of Avnet’s web site.

No other item of this report form is presently applicable to the Registrant.

S I G N A T U R E

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVNET, INC. (Registrant)

Date: December 11, 2001	By:	/s/ David R. Birk

David R. Birk Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99	Press Release of Avnet, Inc. dated December 10, 2001